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                                                                     EXHIBIT 11

                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                    (In thousands, except per share amounts)


                                          Three Months Ended  Six Months Ended
                                              June 30             June 30
                                           1997      1996      1997      1996
                                           ----      ----      ----      ----


Primary Earnings Per Share
------------------------------------

   Net income                             $18,279   $17,770   $39,504   $24,961
                                          =======   =======   =======   =======

   Average number of shares outstanding    45,238    45,295    45,274    45,300
                                          =======   =======   =======   =======

   Primary earnings per share             $  0.40   $  0.39   $  0.87   $  0.55
                                          =======   =======   =======   =======

Fully Diluted Earnings Per Share
------------------------------------

   Net income                             $18,279   $17,770   $39,504   $24,961
                                          =======   =======   =======   =======


   Average number of shares outstanding 45,238 45,295 45,274 45,300 Effect of assumed exercise of
      outstanding stock options               118        38       119        48
                                          -------   -------   -------   -------

   Average number of shares outstanding
      after assumed exercise of
      outstanding stock options            45,356    45,333    45,393    45,348
                                          =======   =======   =======   =======

   Fully diluted earnings per share       $  0.40   $  0.39   $  0.87   $  0.55
                                          =======   =======   =======   =======


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